CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Form F-3 Registration Statement of Micromem Technologies Inc. (the “Company”), of our report relating to the consolidated financial statements of the Company as of October 31, 2006, which appear in the Annual Report to Stockholders on Form 20-F for the year ended October 31, 2006 and the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ SCHWARTZ LEVITSKY FELDMAN LLP

Toronto, Ontario, Canada	Chartered Accountants
March 29, 2007	Licensed Public Accountants